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                                                                    EXHIBIT 10.4


                     CMSI PROFESSIONAL SERVICES AGREEMENT


1. This Agreement is made as of the _____ day of ________________, 1996 by and between Credit Management Solutions, Inc. ("CMSI") and
______________________. ("Licensee"). During the term of this Agreement CMSI will perform for Licensee:

         (i) Customization and enhancement services related to Licensee's license and use of CreditRevue(R) Software under the Software License Agreement (the "License Agreement") between CMSI and Licensee dated _________________, ____, as amended from time to time.
         (ii) System integration services related to the configuration of Licensee's CreditRevue computing environment.
         (iii) Such other services, including without limitation consulting or training services, upon which the parties may mutually agree.

Such customization and enhancement services, systems integration services, and/or other services are hereinafter referred to as "Services." The Services to be provided under this Agreement shall be set forth on each Task Order hereunder, executed by an authorized representative of each party, and shall be subject to the terms and conditions of this Agreement. All Services provided under any Task Order shall be in addition to software support services provided by CMSI to Licensee under the parties' Software Maintenance Agreement (the "Maintenance Agreement") dated ________________, ____. Any computer code and related documentation provided to Licensee by CMSI under any Task Order hereunder shall be deemed Software and Documentation respectively (collectively referred to hereinafter as "Licensed Products"), and Licensee's rights in and to such Licensed Products shall be subject to the terms of the License Agreement and the Maintenance Agreement unless expressly stated in writing in this Agreement or the applicable Task Order. All copyrights, trade secrets, patents, and other proprietary rights resulting from any Services provided hereunder will be owned by CMSI, and, at CMSI's request and expense, Licensee agrees to assign to CMSI in writing any proprietary interest in deliverables provided hereunder which may be conferred upon Licensee by operation of law. Capitalized terms used in this Agreement and any Task Order shall have the same meaning as capitalized terms used in the License Agreement and Maintenance Agreement unless specifically stated otherwise.

2. In consideration for performance of Services, Licensee shall make payment to CMSI at the rates and in the amounts shown on the applicable Task Order. Amounts payable by Licensee to CMSI under each Task Order shall be due and payable on the date specified in such Task Order or, if not specified, shall be invoiced monthly in arrears and shall be due and payable thirty (30) days after the date of the invoice. Late payments will bear interest at the lesser rate of one and one half percent (1 1/2%) per month on the unpaid amount for each month (or fraction thereof) that such amount remains unpaid or the maximum rate permitted by law. Licensee is responsible for all taxes and duties based upon amounts payable hereunder (exclusive of taxes based upon the net income of CMSI).

3. Either party may terminate this Agreement, with or without cause, upon thirty (30) days written notice to the other party. The termination of this Agreement shall not act as the termination of any Task Order whose term (including renewal terms) extends beyond the Agreement termination date. Each such Task Order which requires performance beyond the termination of this Agreement shall be so performed, and shall continue to be subject to the terms of this Agreement as if this Agreement had not been terminated. CMSI may terminate any and all Task Orders (and this Agreement) immediately by giving Licensee written notice of termination if Licensee breaches any of its obligations under the License Agreement, the Maintenance Agreement or otherwise regarding the confidentiality of, and non-disclosure to or use by unauthorized parties of, the Software and/or other CMSI proprietary information. In the event Licensee fails to make any payment under a Task Order when due, CMSI may terminate such Task Order fifteen (15) days after providing Licensee with written notice of such delinquency if the delinquency remains uncorrected after such fifteen (15) day period. In the event of a material breach by one party (the "Breaching Party") of a Task Order, the other party (the "Non-Breaching Party") may terminate such Task Order thirty (30) days after written notice of such breach to the Breaching Party if (i) the breach remains uncured after such thirty (30) day period or, (ii) with respect to those breaches which cannot reasonably be cured within thirty (30) days, if the Breaching Party fails to commence curing the breach within thirty (30) days after the Non-Breaching Party's notice and to proceed with all due diligence substantially to cure the same. Further, either party
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may terminate this Agreement and any or all Task Orders in the event of the termination of the License Agreement. A party terminating this Agreement or any Task Order as provided under this Section 3 shall do so by providing the other party with a written termination notice. The right of either party under this Section 3 to terminate this Agreement or any Task Order will not be deemed to be an exclusive remedy, and each party will be entitled to such other rights and remedies as are available to it at law or in equity, subject to the limitation of liability provisions contained herein.

4. Within ten (10) days after the Effective Date of each Task Order Licensee will designate a "Licensee Representative" who will be authorized to make decisions, approve plans and grant requests on behalf of Licensee in connection with CMSI's performance thereunder (in the absence of such a designation by Licensee, the individual then serving as the Licensee Representative under the License Agreement shall be deemed the Licensee Representative under the Task Order). With respect to each Task Order, Licensee agrees to provide CMSI with reasonable access to Licensee's computer system and Licensee's facility together with adequate working space at all reasonable times to enable CMSI to perform its obligations. Further, Licensee agrees to cooperate with CMSI by making available to CMSI on a timely basis Licensee information, resources and personnel reasonably required by CMSI to perform its obligations. Licensee understands that the successful performance of the Services depends on Licensee fulfilling its responsibilities and making all reasonable and timely efforts to cooperate with CMSI. Any failure by Licensee to fulfill its responsibilities may cause an extension of the dates for performance and/or an increase in the Service charges, and if material, may result in CMSI's termination of the Task Order for breach. Further, if any Task Order requires CMSI to dedicate personnel and/or resources (collectively "Resources") exclusively to a Licensee project and such Resources cannot perform their functions due to Licensee's failure to meet its obligations under this Section 4, CMSI shall be entitled to bill Licensee and Licensee shall pay CMSI for such Resources at CMSI's standard hourly rates (unless other rates are specified under the applicable Task Order) during the period that such Resources remain dedicated to Licensee's project. Unless otherwise requested in writing by Licensee, CMSI shall use reasonable efforts to reassign such Resources to other projects during the period of delay, and in the event of any such reassignment CMSI shall not be required to return such Resources to Licensee's project if and when the project resumes. Further, CMSI shall be entitled to revise the implementation schedule(s), if any, relating to the Task Order as reasonably appropriate to account for any delay in performance caused by Licensee and any further delays resulting from CMSI's reassignment of its Resources.

5. Licensee acknowledges that any changes it may request to Services agreed to in writing under a Task Order may result in additional charges to Licensee. CMSI shall not be required to undertake any such changes until Licensee approves in writing a Change Order, prepared by CMSI, establishing the price for the changes and the additional or modified Services required under the Task Order, and any additional charges which may be applicable due to such changes. If Licensee fails to execute the Change Order, then CMSI shall be under no obligation to perform such changes, and Services shall proceed as originally planned under the unmodified Task Order.

6. CMSI warrants that it will perform all Services provided under each Task Order in a technically proficient and workmanlike manner consistent with good practice in the computer services industry. THE WARRANTIES SET FORTH IN THIS SECTION 6 ARE IN LIEU OF, AND CMSI HEREBY DISCLAIMS, ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, REGARDING THE SERVICES AND ANY OTHER DELIVERABLES PROVIDED UNDER A TASK ORDER INCLUDING, BUT NOT LIMITED TO, ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7. Unless otherwise specified in the applicable Task Order, Licensee shall reimburse CMSI on a monthly basis for all reasonable out-of-pocket expenses including, but not limited to, travel and travel-related expenses, incurred and reasonably documented by CMSI in connection with its performance of Services.

8. Licensee acknowledges that CMSI does not accept any liability or responsibility relating to Licensee's ability to permit CMSI the right to use any third party software or system installed at any Licensee facility.
Licensee agrees to indemnify CMSI and its agents for all losses, damages and costs incurred as a result of any claims brought against CMSI or its agents based upon CMSI's use of any such system or software. In addition, if any such action is brought against CMSI and/or Licensee, CMSI may, at its option, terminate the applicable Task Order.





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9.       Licensee agrees that, during the term of any Task Order and for twenty-four (24) months thereafter, neither it nor any of its subsidiaries or affiliates shall, except with the prior written consent of CMSI, offer employment to or employ any person employed then or within the preceding twenty-four (24) months by CMSI or any subsidiary or affiliate of CMSI.

10. CMSI'S LIABILITY TO LICENSEE WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, WILL BE LIMITED TO THE FEES PAID BY LICENSEE TO CMSI UNDER THE APPLICABLE TASK ORDER FOR THE MONTH IMMEDIATELY PREVIOUS TO THE EVENT GIVING RISE TO THE CLAIM. IN NO EVENT WILL CMSI BE LIABLE TO LICENSEE FOR LOST PROFITS, LOST SAVINGS, LOSS OF USE, LOSS OF DATA, OR FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR SIMILAR DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY THIRD PARTY CLAIM AGAINST LICENSEE IN CONNECTION WITH OR CONCERNING THE LICENSED PRODUCTS OR ARISING OUT OF OR IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT. WITH RESPECT TO SERVICES AND DELIVERABLES PROVIDED HEREUNDER, THIS
SECTION 10 SUPERSEDES ANY CONFLICTING TERMS IN THE LIMITATIONS OF LIABILITY ESTABLISHED UNDER THE LICENSE AGREEMENT AND/OR THE MAINTENANCE AGREEMENT.

11. This Agreement is subject to all terms and conditions of the License Agreement and the Maintenance Agreement except as such terms and conditions may be expressly modified by this Agreement. Licensee shall be entitled to order Services hereunder for the benefit of its affiliates and/or subsidiaries which are entitled to access the Licensed Products under the License Agreement, and in such event Licensee shall ensure such affiliates' and subsidiaries' compliance with the terms and conditions of this Agreement.

12. This Agreement, each executed Task Order hereunder, and the License Agreement and Maintenance Agreement as incorporated herein by reference, constitute the entire agreement between CMSI and Licensee with respect to the subject matter of this Agreement and the applicable Task Order. No representation or statement not contained in this Agreement or an applicable Task Order shall be binding upon either party. This Agreement may not be assigned by Licensee without the prior written consent of CMSI, which consent shall not be unreasonably withheld or delayed. This Agreement may be amended only by a written instrument executed by both parties.


Accepted and Agreed by:                            Accepted and Agreed by:


CREDIT MANAGEMENT SOLUTIONS, INC.                  ---------------------------
         ("CMSI")                                          ("Licensee")



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         Signature                                         Signature


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         Print Name/Title                                  Print Name/Title


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         Date                                              Date





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